Exhibit 31.2

CERTIFICATION

PURSUANT TO RULE 13a-14 AND 15d-14

UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

I, Shrikant Sortur, certify that:

1.	I have reviewed this Amendment No. 1 on Form 10-K/A for the year ended December 31, 2020 of Exela Technologies, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2021

/s/ Shrikant Sortur
Name: Shrikant Sortur
Title: Chief Financial Officer (Principal Financial and Accounting Officer)